 Exhibit 99.1
Enovix Announces First Quarter 2025 Financial Results
FREMONT, Calif., April 30, 2025 -- Enovix Corporation (“Enovix”) (Nasdaq: ENVX), a global high-performance battery company, announced today financial results for the first quarter 2025, which included the summary below from its President and CEO, Dr. Raj Talluri.

Fellow Shareholders,

In the first quarter of 2025, Enovix advanced across critical milestones with our lead smartphone customer, keeping us on track for a customer product launch later this year. We also strengthened our leadership team, expanded our manufacturing footprint through a strategic acquisition in South Korea, and accelerated progress towards mass production readiness at Fab2 in Malaysia.

Recent Highlights

•Revenue Growth: Preliminary and unaudited first quarter revenue was $5.1 million, exceeding the midpoint of our guidance range. We also secured bookings on defense orders which support growth into the second half of 2025.
•Smartphone Batteries: Began development of cells with the exact dimensions of the planned commercial product this year; first qualification deliveries are scheduled in Q2.
•XR Batteries: Delivered a significantly larger quantity of XR battery samples to our lead customer for extended testing and system-level integration. These packs, assembled in our South Korea facility using custom cells from Fab2, will support the customer’s ongoing evaluation ahead of product qualification.
•Manufacturing Readiness: Fab2 in Malaysia achieved ISO 9001:2015 certification with zero major or minor findings. Additionally, we concluded the first customer audits of both Fab2 in Malaysia and our South Korea facility.
•Leadership Team: Appointed Ryan Benton as chief financial officer and promoted Samira Naraghi to chief business officer.
•South Korea Acquisition: Acquired SolarEdge assets, including coating equipment that supports capacity expansion at Fab2 and adds production capacity for South Korean defense programs, reinforcing our presence in a key strategic market.
•Capitalization: Ended Q1 with $248 million in cash, cash equivalents, and marketable securities (preliminary and unaudited), driven by disciplined expense management ahead of mass production in Malaysia, and positive contribution from defense sales.

The north star for Enovix is commercialization of our breakthrough battery architecture, beginning with the launch of our first smartphone battery – an important step towards scaling the business to profitability. In parallel, like many global companies, we are actively monitoring changes in the global trade environment for any potential impacts to our operations and customers. At this time, we do not anticipate a material change in risk to our near-term outlook, as most of our planned sales are concentrated within Asia.

We also see opportunities in the evolving global trade landscape. In April 2025, we acquired a second facility in South Korea for $10 million. The asset purchase from SolarEdge includes equipment for additional coating capacity at Fab2, as well as expanded production for Korean defense programs, reinforcing our presence in a key strategic market. The facility that we acquired from SolarEdge also offers significant room for expansion, which could provide strategic value as global supply chains continue to rapidly evolve.

Our South Korea operations also help us with increased visibility on cutting-edge battery technology in conventional architectures. In 2024, we were among the battery manufacturers that deployed a technique called silicon doping where small amounts of silicon are added to graphite anodes which increases battery capacity. Based on our first-hand experience and feedback from our smartphone customers, we believe that our competition will be capped from achieving meaningful ED enhancements using this technique, within their current architecture, due to swelling and other trade-offs. Our internal benchmarking analysis of premium smartphone batteries launched in 2024 indicates that Enovix's unique architecture with 100% active silicon will hold a material lead in ED, and we expect it will grow considerably with future generations.

We are focused on the smartphone industry not only because we believe it offers the largest and fastest profitability outlook, but also because the technical requirements are so demanding that addressing this market opens opportunities in others. Smart eyewear emerged as an example in Q1 when we delivered our first customer samples. This quarter, we are accelerating our expansion in the handheld computer and scanner segment, where we’ve been engaged with a market leader in retail and logistics for several quarters, and our samples have passed initial testing. Recent tariff developments have further strengthened our position in this segment, prompting increased urgency and deeper collaboration.

Business Update

Manufacturing. Key accomplishments in the first quarter included securing ISO 9001:2015 certification, driving targeted yield improvements, and continuing to build cumulative production volume. We see a clear path to execute against our manufacturing roadmap. We localized the supply chain which led to a reduction of our custom cell tooling and switchover time by over 40%. This enhanced flexibility improves our per zone capacity as we scale toward additional lines. During this ramp process, we’ve maintained open engagement with customers and partners who visit the facility, as well as one OEM concluding their audit.

Commercialization. The business team met our top objectives for the quarter – passing another milestone for our lead smartphone customer agreement, finalizing the chemistry, obtaining the precise smartphone cell dimensions, and commencing development of the final samples to be used in the qualification process this summer.

We continue to be actively engaged with other smartphone OEMs to ensure a rapid ramp once we are established in the market. Progress continues with our two marquee smart glasses customers, one of which received their unique battery samples this quarter, aligned with their product development schedules.

In the electric vehicle space, we achieved key milestones that significantly improved the likelihood of expanding our commercial agreement with one of our two OEM partners later this year. Our partners remain highly committed to electrification. We also noted a major charge time improvement announced by a leading battery supplier in Asia, which we view as a strong validation of our cooling architecture - designed for scalable production and industry-leading performance, particularly in charge time and energy density.
Products. Our internal benchmarking confirms that we are well-positioned to maintain technology leadership for the foreseeable future. The initial products slated for launch are built on our EX-1M technology node, with customer-specific customizations. While premium-category smartphones batteries improved energy density through silicon doping in 2024, we advanced our own electrochemistry with EX-2M – a foundational step that we believe will solidify our leadership position through 2026.

To further extend this lead, we finalized the design specification of EX-3M, which incorporates a significant architectural enhancement projected to deliver more than a 30% capacity advantage compared to premium solutions available today. We anticipate a similar performance leap with the development of EX-4M.

Q1 2025 Financial Highlights (Preliminary and Unaudited)

Revenue was $5.1 million in the first quarter of 2025, near the high end of our guidance range and roughly flat year over year. As expected, revenue declined from $9.7 million in the fourth quarter of 2024 due to the seasonal buying cycle of South Korean defense customers who typically procure a majority of orders in the second half of the calendar year – a trend we expect to repeat in 2025. Our GAAP cost of revenue was $4.8 million, resulting in our second consecutive quarter of positive gross margin.

GAAP operating expenses were $42.8 million in the first quarter of 2025, compared to $35.6 million in the fourth quarter of 2024 and $68.3 million in the first quarter of 2024, reflecting the impact of cost reduction initiatives implemented over the past year. Non-GAAP operating expenses were $29.7 million, up from $24.3 million in the previous quarter, reflecting preparation for mass production in Malaysia later this year, higher R&D depreciation from recent equipment additions, and increased SG&A expenses. Non-GAAP operating expenses for the first quarter of 2025, down significantly from $54.4 million in the first quarter of 2024, primarily reflecting the benefits of cost reduction initiatives implemented over the past year.

GAAP net loss attributable to Enovix was $23.5 million in the first quarter of 2025, compared to $37.5 million in the previous quarter. As a reminder, GAAP net loss is impacted quarterly by changes in the fair value of common stock warrants, which resulted in a $15.8 million gain in the first quarter of 2025 compared to a $5.1 million expense in the fourth quarter of 2024.

Adjusted EBITDA loss was $22.2 million in the first quarter of 2025, compared to a loss of $14.3 million in the previous quarter. The sequential change was driven primarily by increased operating expenses, including the impact of additional hiring at sites in Asia.

GAAP net loss per share attributable to Enovix was $0.12 and non-GAAP net loss per share attributable to Enovix was $0.15, compared to $0.20 on a GAAP basis and $0.11 on a non-GAAP basis in the fourth quarter of 2024.

We exited the first quarter of 2025 with $248.2 million in cash, cash equivalents, and marketable securities, down from $272.9 million in the prior quarter primarily due to $16.9 million used in operating activities and $6.3 million in capital expenditures.

A full reconciliation of our GAAP to non-GAAP results is available later in this report.

Q2 2025 Financial Outlook

Looking ahead, based upon current business trends and conditions, we expect for the second quarter of 2025:
•Revenue in the range of $4.5 million to $6.5 million (Q1 2025: $5.1 million)
•Non-GAAP operating loss1 in the range of $31 million to $37 million (Q1 2025: $29.4 million)
•Adjusted EBITDA loss1 in the range of $23 million to $29 million (Q1 2025: $22.2 million)
•Non-GAAP net loss1 per share attributable to Enovix in the range of $0.15 to $0.21 (Q1 2025: $0.15)
1 We are not presenting a quantitative reconciliation to the GAAP equivalents for non-GAAP operating loss, adjusted EBITDA loss and non-GAAP net loss per share attributable to Enovix, in reliance on the unreasonable efforts exception under Item 10(e)(1)(i)(B) of Regulation S-K. Further information is provided below under the heading “Non-GAAP Financial Measures.”

Summary

Enovix delivered strong operational progress during the first quarter of 2025, progressing Fab2 to an advanced stage of readiness for mass production. With product qualification activities underway with marquee customers, we are positioned to drive volume production, achieve key commercialization milestones, and build the foundation for expanded production scale in 2026. Our focus remains on disciplined execution as we transition to high-volume manufacturing and capitalize on the significant growth opportunities ahead.

Conference Call Information

Enovix will hold a video conference call at 2:00 PM PT / 5:00 PM ET today, April 30, 2025, to discuss the company’s business updates and financial results. To join the call, participants must use the following link to register: https://enovix-q1-2025.open-exchange.net/registration. This link will also be available via the Investor Relations section of the Enovix website at https://ir.enovix.com. An archived version of the call will be available on the Enovix website for one year at https://ir.enovix.com.
About Enovix
Enovix is on a mission to deliver high-performance batteries that unlock the full potential of technology products. Everything from IoT, mobile, and computing devices, to vehicles and headsets, needs a better battery. The company has developed an innovative, materials-agnostic approach to building a higher performing battery without compromising safety, and it partners with OEMs worldwide to usher in a new era of user experiences.

Enovix is headquartered in Silicon Valley with facilities in India, South Korea and Malaysia. For more information visit https://enovix.com and follow us on LinkedIn.

Non-GAAP Financial Measures
This shareholder letter includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP operating expenses, non-GAAP operating income (loss), EBITDA, adjusted EBITDA, non-GAAP net income (loss) attributable to Enovix shareholders, non-GAAP earnings (loss) per share, free cash flow, and other non-GAAP measures.
We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including but not limited to, that they exclude certain expenses that are required under GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non-GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the tables at the end of this shareholder letter.
While Enovix provides second quarter 2025 guidance for non-GAAP operating loss, adjusted EBITDA loss and non-GAAP net loss per share attributable to Enovix, we are unable to provide without unreasonable effort a GAAP to non-GAAP reconciliation of these projected non-GAAP measures, and we have not provided a quantitative reconciliation in reliance on the unreasonable efforts exception under Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation to the corresponding GAAP financial measure cannot be provided without unreasonable effort because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjustments that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to change in fair value of common stock, stock-based compensation and related tax effects, acquisition-related costs, and restructuring costs. As a result, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Forward-Looking Statements
This letter to shareholders contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events or our future financial or operating performance and are identified by words such as anticipate, believe, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, will, would and similar expressions.
Forward-looking statements in this letter to shareholders include, but are not limited to, statements regarding: (a) our future operating results, financial position, growth opportunities and guidance, and our anticipation that changes in the global trade environment do not pose a material risk to our outlook; (b) our commercialization plans, strategy and product development roadmap, including the readiness, performance, timing, and customer qualification of EX-1M, EX-2M, EX-3M, EX-4M, and other battery nodes; (c) our manufacturing strategy, including scale-up and operational readiness, including at Fab2 in Malaysia, our assets and facility expansion in South Korea and the anticipated benefits of the SolarEdge asset purchase, and our ability to enhance per-zone capacity and reduce switching time between configurations; (d) our internal benchmarking of energy density and competitive positioning, including our ability to maintain and expand a performance lead over other silicon-doped or conventional battery architectures, and our beliefs about our competitors’ inability to achieve further energy density enhancements using these techniques due to swelling; (e) customer interest, qualification activities, and expected adoption of our products across smartphone, smart eyewear, AI-powered devices, XR, handheld computing, defense, drone, IoT, and EV segments; (f) our ability to enter into or expand commercial agreements, including strategic partnerships, design wins, production contracts, and potential expansion of agreements with automotive OEMs; (g) the strategic value and potential for expansion of our acquired South Korea facility, and its role in supporting defense programs and Fab2 capacity; (h) the impact of seasonal purchasing patterns, including defense procurement cycles; (i) the impacts of tariffs, trade policies, and regional market developments on our business strategy and demand outlook; (j) anticipated trends, risks, and opportunities across our addressable markets and the broader economic environment, including interest rates, inflation, currency fluctuations, and global supply chain evolution; (k) the timing and ability to raise additional capital through equity, debt, or other instruments to support operations, growth initiatives, or capital expenditures; (l) the impact of AI feature adoption on demand for energy-dense batteries; (m) the timing and expected success of achieving technical milestones, including audits by OEMs, production ramp-up readiness, and securing purchase orders; and (n) our exposure to and management of global trade risks.
It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. For additional information on these risks and uncertainties and other potential factors that could cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or will file, with the SEC. These documents are available in the SEC Filings section of the Investor Relations page at https://ir.enovix.com and at www.sec.gov.
The financial results presented herein are preliminary and based on information known by management as of the date of this press release; final financial results will be included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 30, 2025. Any forward-looking statements in this letter to shareholders speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Enovix Corporation
Robert Lahey
Email: ir@enovix.com

Media Contact:
Bateman Agency for Enovix
Kaelyn Attridge
Email: enovix@bateman.agency

Enovix Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	March 30, 2025	December 29, 2024
Assets
Current assets:
Cash and cash equivalents	$189,874	$272,869
Short-term investments	58,281	—
Accounts receivable, net	2,897	4,566
Notes receivable, net	1,255	4
Inventory	10,483	7,664
Prepaid expenses and other current assets	7,382	9,903
Total current assets	270,172	295,006
Property and equipment, net	165,775	167,947
Customer relationship intangibles and other intangibles, net	35,205	36,394
Operating lease, right-of-use assets	12,921	13,479
Goodwill	12,217	12,217
Other assets, non-current	2,755	2,126
Total assets	$499,045	$527,169
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,610	$9,492
Accrued expenses	8,540	19,843
Accrued compensation	6,481	8,228
Short-term debt	10,367	9,452
Deferred revenue	6,630	3,650
Other liabilities	5,161	3,036
Total current liabilities	57,789	53,701
Long-term debt, net	169,185	169,820
Warrant liability	12,584	28,380
Operating lease liabilities, non-current	12,638	13,293
Deferred revenue, non-current	300	3,774
Deferred tax liability	8,751	8,784
Other liabilities, non-current	14	14
Total liabilities	261,261	277,766
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares of 1,000,000,000; issued and outstanding shares of 191,715,117 and 190,559,335 as of March 30, 2025 and December 29, 2024, respectively	19	19
Additional paid-in-capital	1,079,904	1,067,951
Accumulated other comprehensive loss	(184)	(143)
Accumulated deficit	(844,596)	(821,086)
Total Enovix stockholders’ equity	235,143	246,741
Non-controlling interest	2,641	2,662
Total equity	237,784	249,403
Total liabilities and equity	$499,045	$527,169

Enovix Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	Fiscal Quarters Ended
	March 30, 2025	March 31, 2024
Revenue	$5,098	$5,272
Cost of revenue	4,837	7,072
Gross profit	261	(1,800)
Operating expenses:
Research and development	25,929	48,788
Selling, general and administrative	16,892	19,548
Total operating expenses	42,821	68,336
Loss from operations	(42,560)	(70,136)
Other income (expense):
Change in fair value of common stock warrants	15,796	21,120
Interest income	2,434	3,560
Interest expense	(1,716)	(1,659)
Other income, net	2,353	466
Total other income, net	18,867	23,487
Loss before income tax benefit	(23,693)	(46,649)
Income tax benefit	(162)	(152)
Net loss	(23,531)	(46,497)
Net loss attributable to non-controlling interests	(21)	(129)
Net loss attributable to Enovix	$(23,510)	$(46,368)

Net loss per share attributable to Enovix shareholders, basic and diluted	$(0.12)	$(0.28)
Weighted average number of common shares outstanding, basic and diluted	191,304,975	168,144,918

Enovix Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Fiscal Quarters Ended
	March 30, 2025	March 31, 2024
Cash flows used in operating activities:
Net loss	$(23,531)	$(46,497)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, accretion and amortization	8,448	24,974
Stock-based compensation	12,014	12,760
Changes in fair value of common stock warrants	(15,796)	(21,120)
Others	479	173
Changes in operating assets and liabilities:
Accounts and notes receivables	430	505
Inventory	(2,826)	2,202
Prepaid expenses and other assets	2,440	(1,809)
Accounts payable	4,420	(7,281)
Accrued expenses and compensation	(4,167)	2,845
Deferred revenue	(457)	(1,402)
Deferred tax liability	(33)	(222)
Other liabilities	1,672	(172)
Net cash used in operating activities	(16,907)	(35,044)
Cash flows from investing activities:
Purchase of property and equipment	(6,272)	(15,088)
Payment of acquisition costs	(16)	—
Purchases of investments	(58,083)	(17,066)
Maturities of investments	—	51,260
Net cash provided by (used in) investing activities	(64,371)	19,106
Cash flows from financing activities:
Proceeds from issuance of Convertible Senior Notes and loans	—	1,800
Payments of transaction costs related to common stock issuance	(512)	—
Payroll tax payments for shares withheld upon vesting of RSUs	(1,761)	(2,222)
Proceeds from the exercise of stock options and issuance of common stock under ATM, net of issuance costs	782	5,852
Net cash provided by (used in) financing activities	(1,491)	5,430
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(228)	(541)
Change in cash, cash equivalents, and restricted cash	(82,997)	(11,049)
Cash and cash equivalents and restricted cash, beginning of period	274,691	235,123
Cash and cash equivalents, and restricted cash, end of period	$191,694	$224,074

EBITDA and Adjusted EBITDA Reconciliation
Below we provide a reconciliation of GAAP net loss attributable to Enovix to EBITDA and adjusted EBITDA for the periods presented (preliminary and unaudited) (in thousands).
We define EBITDA as net loss attributable to Enovix adjusted for interest expense, interest income, income tax benefit, and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation expense, change in fair value of common stock warrants, inventory step-up, import duty forgiveness, impairment of equipment and other special items not indicative of our core operating performance, as determined by management.
These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended
	March 30, 2025	March 31, 2024
Net loss attributable to Enovix	$(23,510)	$(46,368)
Interest income, net	(718)	(1,901)
Income tax benefit	(162)	(152)
Depreciation and amortization	8,448	24,974
EBITDA	(15,942)	(23,447)
Stock-based compensation expense	12,014	12,760
Change in fair value of common stock warrants	(15,796)	(21,120)
Inventory step-up	—	1,907
Import duty forgiveness	(2,431)	—
Adjusted EBITDA	$(22,155)	$(29,900)
Reconciliation of Operating Loss to Non-GAAP Operating Loss and Adjusted EBITDA
Additionally, below is a reconciliation of GAAP operating loss to non-GAAP operating loss and adjusted EBITDA for the periods presented (preliminary and unaudited) (in thousands).
These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended
	March 30, 2025	March 31, 2024

GAAP Operating Loss	$(42,560)	$(70,136)
Stock-based compensation expense	12,014	12,760
Amortization of intangible assets	1,190	1,172
Inventory step-up	—	1,907
Non-GAAP Operating Loss	(29,356)	(54,297)
Depreciation and amortization (excluding amortization of intangible assets)	7,258	23,802
Other income (loss), net (excluding import duty forgiveness)	(78)	466
Net loss attributable to non-controlling interest	21	129
Adjusted EBITDA	$(22,155)	$(29,900)

Free Cash Flow Reconciliation
We define Free Cash Flow as net cash used in operating activities less capital expenditures, net of proceeds from disposals of property and equipment, each as reported in our consolidated statements of cash flows. Free Cash Flow is a non-GAAP financial measure and should not be considered an alternative to cash flows from operating activities as determined in accordance with GAAP.
We believe Free Cash Flow is a useful measure for investors because it provides insight into the cash generated or used by our operations after funding capital expenditures, and it helps assess our ability to pursue strategic growth initiatives. We use Free Cash Flow internally to evaluate performance, support decision-making, and measure our progress toward profitability and cash flow breakeven.
This non-GAAP measure may differ from similarly titled measures used by other companies.
Below is a reconciliation of net cash used in operating activities to the Free Cash Flow financial measure for the periods presented (preliminary and unaudited) (in thousands):

	Fiscal Quarters Ended
	March 30, 2025	March 31, 2024
Net cash used in operating activities	$(16,907)	$(35,044)
Capital expenditures	(6,272)	(15,088)
Free Cash Flow	$(23,179)	$(50,132)

Other Non-GAAP Financial Measures Reconciliation
(In Thousands, Except Share and per Share Amounts)

These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended
	March 30, 2025	March 31, 2024
Revenue	$5,098	$5,272

GAAP cost of revenue	$4,837	$7,072
Stock-based compensation expense	(121)	—
Inventory step-up	—	(1,907)
Non-GAAP cost of revenue	$4,716	$5,165

GAAP gross profit	$261	$(1,800)
Stock-based compensation expense	121	—
Inventory step-up	—	1,907
Non-GAAP gross profit	$382	$107

GAAP research and development (R&D) expense	$25,929	$48,788
Stock-based compensation expense	(6,355)	(6,554)
Amortization of intangible assets	(416)	(416)
Non-GAAP R&D expense	$19,158	$41,818

GAAP selling, general and administrative (SG&A) expense	$16,892	$19,548
Stock-based compensation expense	(5,538)	(6,206)
Amortization of intangible assets	(774)	(756)
Non-GAAP SG&A expense	$10,580	$12,586

GAAP operating expenses	$42,821	$68,336
Stock-based compensation expense included in R&D expense	(6,355)	(6,554)
Stock-based compensation expense included in SG&A expense	(5,538)	(6,206)
Amortization of intangible assets	(1,190)	(1,172)
Non-GAAP operating expenses	$29,738	$54,404

	Fiscal Quarters Ended
	March 30, 2025	March 31, 2024
GAAP loss from operations	$(42,560)	$(70,136)
Stock-based compensation expense	12,014	12,760
Amortization of intangible assets	1,190	1,172
Inventory step-up	—	1,907
Non-GAAP loss from operations	$(29,356)	$(54,297)

GAAP net loss attributable to Enovix	$(23,510)	$(46,368)
Stock-based compensation expense	12,014	12,760
Change in fair value of common stock warrants	(15,796)	(21,120)
Amortization of intangible assets	1,190	1,172
Inventory step-up	—	1,907
Import duty forgiveness	(2,431)	—
Non-GAAP net loss attributable to Enovix shareholders	$(28,533)	$(51,649)

GAAP net loss per share attributable to Enovix, basic and diluted	$(0.12)	$(0.28)
GAAP weighted average number of common shares outstanding, basic and diluted	191,304,975	168,144,918

Non-GAAP net loss per share attributable to Enovix, basic and diluted	$(0.15)	$(0.31)
GAAP weighted average number of common shares outstanding, basic and diluted	191,304,975	168,144,918

Fiscal Quarter Ended
December 29, 2024
GAAP net loss attributable to Enovix	$(37,465)
Stock-based compensation expense	10,207
Change in fair value of common stock warrants	5,115
Amortization of intangible assets	1,189
Non-GAAP net loss attributable to Enovix shareholders	$(20,954)

GAAP net loss per share attributable to Enovix, basic and diluted	$(0.20)
GAAP weighted average number of common shares outstanding, basic and diluted	184,971,942

Non-GAAP net loss per share attributable to Enovix, basic and diluted	$(0.11)
GAAP weighted average number of common shares outstanding, basic and diluted	184,971,942